EXHIBIT 99.2

TRADING DATA

Date	Aggregate Shares Sold	Price Per Share (USD)(1)		Where and How Transaction Effected
November 6, 2017	16,507	$4.0662	(2)	Open Market Sale
November 7, 2017	17,300	$4.0207	(3)	Open Market Sale
November 10, 2017	3,000	$4.0000		Open Market Sale
November 22, 2017	2,350	$4.0000		Open Market Sale
November 24, 2017	207	$4.0000		Open Market Sale
November 29, 2017	33,733	$3.9050	(4)	Open Market Sale
November 30, 2017	76,486	$3.9234	(5)	Open Market Sale
December 1, 2017	20,577	$3.9061	(6)	Open Market Sale
December 4, 2017	16,318	$3.9150	(7)	Open Market Sale
December 8, 2017	7,590	$3.9000		Open Market Sale
December 15, 2017	2,800	$3.9000		Open Market Sale
December 18, 2017	48,672	$3.9656	(8)	Open Market Sale
December 19, 2017	30,500	$3.9008	(9)	Open Market Sale
December 20, 2017	41,257	$3.9253	(10)	Open Market Sale
December 21, 2017	54,182	$3.9720	(11)	Open Market Sale
December 22, 2017	24,607	$3.9822	(12)	Open Market Sale
December 26, 2017	28,596	$3.9612	(13)	Open Market Sale
December 27, 2017	34,810	$3.9167	(14)	Open Market Sale
December 28, 2017	2,700	$3.9000		Open Market Sale
December 29, 2017	600	$3.9000		Open Market Sale
January 3, 2018	2,008	$3.9000		Open Market Sale
January 4, 2018	600	$3.9000		Open Market Sale
January 5, 2018	9	$3.9000		Open Market Sale
January 8, 2018	6,613	$3.9000		Open Market Sale
January 9, 2018	1,400	$3.9000		Open Market Sale
January 10, 2018	37,800	$3.9910	(15)	Open Market Sale
January 11, 2018	62,920	$4.0441	(16)	Open Market Sale
January 12, 2018	94,700	$4.1832	(17)	Open Market Sale
January 16, 2018	51,836	$4.2163	(18)	Open Market Sale

(1)  Where indicated, the price reported is a weighted average price. The Reporting Persons undertake to provide to the staff of the SEC, upon request, full information regarding the number of shares bought at each separate price within the range set forth in each footnote.

(2)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $4.05 to $4.10, inclusive.

(3)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $4.00 to $4.15, inclusive.

(4)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $3.90 to $3.95, inclusive.

(5)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $3.90 to $3.975, inclusive.

(6)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $3.90 to $3.95, inclusive.

(7)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $3.90 to $4.00, inclusive.

(8)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $3.90 to $4.05, inclusive.

(9)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $3.90 to $3.95, inclusive.

(10)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $3.90 to $4.00, inclusive.

(11)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $3.90 to $4.0256, inclusive.

(12)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $3.90 to $4.05, inclusive.

(13)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $3.90 to $4.00, inclusive.

(14)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $3.90 to $4.00, inclusive.

(15)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $3.90 to $4.05, inclusive.

(16)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $3.95 to $4.10, inclusive.

(17)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $3.95 to $4.35, inclusive.

(18)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $4.15 to $4.40, inclusive.

January 17, 2018	53,700	$4.1447	(19)	Open Market Sale
January 18, 2018	21,112	$4.1156	(20)	Open Market Sale
January 19, 2018	37,359	$4.0006	(21)	Open Market Sale
January 22, 2018	30,774	$3.9889	(22)	Open Market Sale
January 23, 2018	17,400	$4.0134	(23)	Open Market Sale
January 24, 2018	35,210	$3.9497	(24)	Open Market Sale

(19)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $4.10 to $4.20, inclusive.

(20)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $4.05 to $4.20, inclusive.

(21)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $3.95 to $4.10, inclusive.

(22)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $3.95 to $4.05, inclusive.

(23)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $4.00 to $4.05, inclusive.

(24)  The price reported is a weighted average price. These shares were bought in multiple transactions at prices ranging from $3.90 to $4.05, inclusive.